UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2010, we entered into a securities purchase agreement, or Purchase Agreement, with Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited, or, collectively, Deerfield, pursuant to which Deerfield agreed to purchase 8,955,224 shares of our common stock for a purchase price of $6.70 per share, or an aggregate purchase price of approximately $60 million. A copy of the Purchase Agreement is attached as Exhibit 99.1.

We previously entered into a Facility Agreement with Deerfield on June 17, 2009, pursuant to which Deerfield provided us with a $100 million secured loan. Under the Facility Agreement, the remaining principal of the loan was required to repaid as follows: $20 million in July 2011, $30 million in July 2012, and the remainder at maturity on June 17, 2013. Concurrent with the execution of the Purchase Agreement, we entered into an amendment to the Facility Agreement, pursuant to which (i) $30 million of the proceeds of the offering described above will be used to prepay the portion of the principal amount that otherwise would have been required to be repaid in July 2012, and (ii) the $20 million principal repayment required to be made in July 2011 will be deferred until June 17, 2013, provided that we receive FDA approval by such payment date in July 2011 to market and sell lorcaserin. A copy of the amendment to the Facility Agreement is attached as Exhibit 99.2.

The offering described above is being made pursuant to a shelf registration statement we filed with the Securities and Exchange Commission on May 3, 2010, which became effective on May 10, 2010 (File No. 333-166481). The closing of the offering is expected to take place on or before August 10, 2010. A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. A copy of the opinion of our General Counsel relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto.

On August 6, 2010, we also issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.3 hereto.

8.01 Other Events.

In connection with the offer and sale of the common stock to Deerfield described in Item 1.01 of this report, we prepared a prospectus supplement in which we updated certain of our previous public disclosure regarding risk factors as follows:

We will need additional funds to conduct our planned research, development and commercialization efforts, we may not be able to obtain such funds and we may never become profitable.

We have accumulated a large deficit since inception that has primarily resulted from the significant research and development expenditures we have made in seeking to identify and validate new drug targets and develop compounds that could become marketed drugs. We expect that our losses will continue to be substantial for at least the short term and that our operating expenses will also continue to be substantial, even if we are successful in advancing lorcaserin, including under our marketing and supply agreement with Eisai Inc., or Eisai, or our other compounds and drug candidates, independently or with another company.

We do not have any commercially available drugs, and may not have adequate funds to develop our compounds into marketed drugs. It takes many years and potentially hundreds of millions of dollars to successfully develop a preclinical or early clinical compound into a marketed drug, and our efforts may not result in any marketed drugs.

Our wholly owned subsidiary, Arena Pharmaceuticals GmbH, or Arena GmbH, has entered into a marketing and supply agreement with Eisai for the commercialization of our most advanced drug candidate, lorcaserin, in the United States and its territories and possessions following approval by the US Food and Drug Administration, or FDA, of our lorcaserin New Drug Application, or NDA. We will need additional funds or a collaborative or other agreement with a pharmaceutical company or companies to commercialize lorcaserin outside of the United States, and we may not be able to secure adequate funding or find a pharmaceutical company to commercialize lorcaserin outside the United States at all or on terms you or we believe are favorable. Even if we receive approval of our lorcaserin NDA and commence commercialization of lorcaserin under our marketing and supply agreement with Eisai, we cannot assure you that payments, if any, we receive under such agreement will be sufficient to conduct our planned research and development and other activities or to result in profitability. We also believe that it may be difficult for us to obtain additional financing or enter into strategic relationships on terms that we or third parties, including investors, analysts, or potential collaborators, view as acceptable, if at all. We may need additional funding even if we enter into such a relationship. If adequate funding is not available, we may eliminate or further postpone or scale back some or all of our research or development programs or delay the advancement of one or more of such programs. Any such reductions may adversely impact our lorcaserin development and commercialization timeline or narrow or slow the development of our pipeline, which we believe would reduce our opportunities for success and result in a decline in the market price of our common stock.

We are focusing a significant portion of our activities and resources on lorcaserin and depend on its marketing approval and commercial success.

We are focusing a significant portion of our near-term activities and resources on lorcaserin, and we believe a significant portion of the value of our company relates to our ability to obtain marketing approval for and commercialize this drug candidate. The marketing approval and successful commercialization of lorcaserin is subject to many risks, including the risks discussed in other risk factors. If the results of clinical trials and preclinical studies of lorcaserin, the regulatory decisions affecting lorcaserin, the anticipated or actual timing and plan for commercializing lorcaserin, or, ultimately, the market acceptance of lorcaserin do not meet our, your, analysts’ or others’ expectations, the market price of our common stock could decline significantly. In 2010, for example, we may learn the results of the tentatively scheduled September 16, 2010, FDA advisory committee meeting for the review of the NDA for lorcaserin, whether the FDA will approve lorcaserin or issue a Complete Response Letter and, if approved, whether the Drug Enforcement Administration of the US Department of Justice, or DEA, will schedule lorcaserin as a controlled substance and, if so, the level of scheduling. Even if we receive approval of our lorcaserin NDA, we cannot assure you that our or our collaborators’ commercialization efforts with respect to lorcaserin will be successful.

We are dependent on the marketing and supply agreement with Eisai to commercialize lorcaserin in the United States and, if applicable, to further develop lorcaserin, and the failure to maintain such agreement, or poor performance under such agreement, could negatively impact our business.

Pursuant to the terms of Arena GmbH’s marketing and supply agreement with Eisai, Arena GmbH granted Eisai exclusive rights to commercialize lorcaserin in the United States and its territories and possessions following approval by the FDA of our lorcaserin NDA.

Our ability to generate payments from Eisai substantially depends on the regulatory approval and market acceptance of lorcaserin in the United States. Eisai has primary responsibility for the marketing and sale of lorcaserin in the United States and responsibility for compliance with certain US regulatory requirements, and we have limited control over the amount and timing of resources that Eisai will dedicate to the commercialization of lorcaserin in the United States.

We are subject to a number of other risks associated with our dependence on the marketing and supply agreement with Eisai, including:

•	Eisai may not comply with applicable regulatory guidelines with respect to commercializing lorcaserin, which could adversely impact sales or any development of lorcaserin;

•

there could be disagreements regarding the marketing and supply agreement that delay or terminate the commercialization or development of lorcaserin, delay or eliminate potential payments under the agreement or increase our costs under the agreement; or

•	Eisai may not perform as expected, and the marketing and supply agreement may not provide adequate protection or may not be effectively enforced.

Either party has the right to terminate the agreement in certain circumstances. If the agreement is terminated early, we may not be able to find another company for the commercialization of lorcaserin in the United States and further development of lorcaserin on acceptable terms, if at all, and even if we elected to pursue continued commercialization or further development of lorcaserin on our own, we might not have the funds, or otherwise be able, to do so successfully.

We may enter into additional agreements for the commercialization of lorcaserin or other of our drug candidates, and may be similarly dependent on the performance of third parties with similar risk.

Our ability to generate significant revenues, for at least the short term, depends upon the regulatory approval of lorcaserin, the commercialization of lorcaserin and the actions of collaborators.

We expect that, for at least the short term, our ability to generate significant revenues will depend upon the regulatory approval of lorcaserin, the success of Eisai in commercializing lorcaserin, if approved, in the United States, the success of our existing collaboration with Ortho-McNeil-Janssen Pharmaceuticals, Inc., or Ortho-McNeil-Janssen, and our ability to enter into new collaborations. Future revenues under the marketing and supply agreement with Eisai will depend on the achievement of milestones under the agreement and Eisai’s commercialization of lorcaserin, and we may receive no additional revenues from Eisai if lorcaserin is not approved by the FDA or further development of lorcaserin is unfavorable. Future revenues from our collaboration with Ortho-McNeil-Janssen will depend on patent reimbursements and milestone and royalty payments, if any, and we are not entitled to the more significant milestone payments under the collaboration until compounds are further advanced in clinical testing. In addition, we intend to commercialize lorcaserin outside of the United States with one or more pharmaceutical companies or independently, and we or our collaborators may not be successful in such efforts.

With the exception of the marketing and supply agreement with Eisai, collaborators (and not us) typically control the development of compounds subject to the collaboration after we have met early preclinical scientific milestones. In addition, we may not have complete access to information about the results and status of such collaborators’ clinical trials and regulatory programs and strategies.

In addition to the specific risks identified above with respect to Eisai, our collaborators may not devote adequate resources to the research, development or commercialization of our compounds and may not develop or implement a successful clinical, regulatory or commercialization strategy. We cannot guarantee that any development, approval or sales milestones in our existing or future collaborations will be achieved in the future, or that we will receive any payments for the achievement of any milestones. In addition, our agreements with Eisai and Ortho-McNeil-Janssen may be terminated early in certain circumstances, in which case we may not receive future milestone or other payments under the applicable agreement.

Moreover, our ability to enter into new collaborations may depend on the outcomes of our preclinical and clinical testing. We do not control these outcomes. In addition, even if our testing is successful, pharmaceutical companies may not enter into agreements with us on terms that we believe are acceptable until we have advanced our drug candidates into the clinic and, possibly, through later-stage clinical trials, approval or successful commercialization, if at all.

If we do not commercialize lorcaserin outside of the United States with one or more pharmaceutical companies or raise additional funds, we may have to commercialize lorcaserin outside of the United States on our own and curtail certain of our activities.

We expect to commercialize lorcaserin outside of the United States, following regulatory approval, with one or more pharmaceutical companies or independently. We may not be able to enter into agreements to commercialize lorcaserin outside of the United States on acceptable terms, if at all. If we are unable to enter into such agreements, and we develop our own capabilities to commercialize lorcaserin outside of the United States, we may require additional capital to develop such capabilities and the marketing and sale of lorcaserin outside of the United States may be delayed or limited. Even if we were able to develop our own commercialization capabilities, we have not previously commercialized a drug, and our limited experience may make us less effective at marketing and selling lorcaserin than a pharmaceutical company. Our lack of corporate experience and adequate resources may impede our effort to successfully commercialize lorcaserin.

We face competition in our search for pharmaceutical companies to commercialize lorcaserin outside of the United States. In addition, if our competitors are able to establish commercialization arrangements with companies who have substantially greater resources than we have (or, with respect to commercializing lorcaserin in the United States, Eisai, has), our competitors may be more successful in marketing and selling their drugs, and our ability to successfully commercialize our drug candidates will be limited.

Forward-Looking Statements

Certain statements in this report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected closing of the sale and purchase of common stock described and our use of proceeds. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to satisfy applicable closing conditions under the Purchase Agreement and Deerfield’s compliance with its obligations to purchase the shares of common stock. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of this report. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Arena’s General Counsel

23.1	Consent of Arena’s General Counsel (included in Exhibit 5.1)

99.1	Securities Purchase Agreement

99.2	Amendment to Facility Agreement

99.3	Press release announcing offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2010	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Arena’s General Counsel

23.1	Consent of Arena’s General Counsel (included in Exhibit 5.1)

99.1	Securities Purchase Agreement

99.2	Amendment to Facility Agreement

99.3	Press release announcing offering